AMENDMENT NO. 1
TO
SUBLEASE AGREEMENT

14th This AMENDMENT NO. 1 TO SUBLEASE AGREEMENT (this "Amendment") is made and entered into as of the 7th day of July, 2011, by and between AirSure Limited, LLC, a Colorado limited liability company (the "Sublessor"), and Asset Intelligence, LLC (the "Sublessee"), a Delaware limited liability company.

WITNESSETH:

WHEREAS, Sublessor and Sublessee are parties that certain Sublease Agreement dated July 14 2011 (the "Sublease Agreement"); and

WHEREAS, Section 24 of the Sublease Agreement requires that any change or modification thereof must be in writing and signed by the party to be bound; and

WHEREAS, Sublessor and Sublessee desire to amend the Sublease Agreement as provided herein.

Capitalized terms used in this Amendment and not defined shall have the meanings given to them in the Sublease Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and obligations herein set forth, and subject to the terms and conditions herein contained, the parties hereby agree to amend the Sublease Agreement as follows:

A. Section 2 of the Sublease Agreement is deleted and replaced in its entirety by the following:

"2. Term of Sublease. This Sublease shall be for a term (the "Term") which commences on the Commencement Date (as defined below) and ends on the Expiration Date (as defined below), unless sooner terminated pursuant to any of the terms, covenants or conditions of this Sublease or pursuant to law. In this Sublease, "Lease Year" shall mean a period of 12 consecutive months during the Term. For purposes herein, the "Commencement Date" shall mean November 1, 2011 and the "Expiration Date" of the Sublease shall be September 30, 2015."

B. Section 3 of the Sublease Agreement is deleted and replaced in its entirety by the following:

"3. Basic Rent.

(a) In consideration for the sublease granted by this Agreement and as basic rent for the Premises during the Term of this Sublease, Sublessee shall pay to Sublessor the amount of Seven Hundred Seventy Eight Thousand Eight Hundred Sixty-two and 48/100 dollars ($778,862.48) (the "Basic Rent") payable as follows:

Months during the Term:	Amount (per month):
November 1, 2011 through January 31, 2012	$0.00
February 1, 2012 through Expiration Date	$17,701.42

plus, for the period of February 1, 2012 through the Expiration Date a pro rata share of the Operating Expenses allocable to the Premises as provided in Section 4(c) below, payable in advance on the first day of each month during the Term hereof, without demand therefor, at the address of Sublessor set forth on the signature page of this Sublease, without any set-off or deduction whatsoever, except as otherwise expressly set forth in this Sublease. If the Commencement Date is on a date which is not the first day of the calendar month, the monthly installment of the Basic Rent shall be prorated

according to the number of days remaining in the month divided by the actual number of days in that month. Similarly, if the Term shall end on a date which is not the last day of the calendar month, the monthly installment of Basic Rent shall be prorated according to the number of days in the month during which this Sublease shall have been in full force and effect divided by the actual number of days in that month.

(b) Rent Commencement Date. The first Lease Year shall commence on the Commencement Date, but Sublessee shall commence paying Basic Rent to Sublessor on February 1, 2012 (the "Rent Commencement Date"). The first month's payment of Basic Rent in the amount of Seventeen Thousand Seven Hundred One and 42/100s dollars ($17,701.42) shall be paid to Sublessor on or before February 1, 2012. Thereafter, all Basic Rent and Additional Rent payments by Sublessee shall be paid in accordance with the terms and conditions herein."

C. Section 4(c) of the Sublease Agreement is deleted and replaced in its entirety by the following:

"(c) Notwithstanding anything to the contrary in this Sublease or in the Master Lease, commencing on February 1, 2012 and continuing during the Term hereof, Sublessee shall pay Sublessor as Additional Rent the difference between (i) the then-effective Operating Expenses payable by Sublessor, as provided in Section 2.2 of the Master Lease, and (ii) the Operating Expenses required to be paid by Sublessor pursuant to Section 2.2 of the Master Lease with respect to the Operating Expense year ending December 31, 2011 ("Sublessee's Operating Expense Payment") within two days after Sublessor shall have furnished Sublessee with written notice thereof, together with a copy of any written notice from the Master Landlord concerning the Operating Expenses."

D. Except as expressly provided in this Amendment, the terms and conditions of the Sublease Agreement and the provisions thereof remain in full force and effect.

[*Signature page follows*]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the day and year first above written.

SUBLESSOR:

AIRSURE LIMITED, LLC, a Colorado limited liability company

By: William B. Behan
William B. Behan,
CEO

Notice Address:

25548 Genesee Trail Road
Golden, Colorado 80401

SUBLESSEE:

ASSET INTELLIGENCE, LLC, a Delaware limited liability company

By: I.D. SYSTEMS, INC., a Delaware corporation, its sole member

By: Darryl Miller
Name: Darryl Miller
Title: COO

Notice Address:
5465 Legacy Dr. Suite 700
Plano, TX 75024

Signature Page
Amendment